UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 25, 2006

MULTICELL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10221	52-1412493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 George Washington Highway

Lincoln, Rhode Island 02865

(Address of principal executive offices, including zip code)

(401) 333-0610

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 25, 2006, MultiCell Technologies, Inc. (the “Company”) entered into a Separation Agreement and Release (the “Agreement”) with Anthony Cataldo, a member of the Company’s board of directors and a consultant to the Company. The Agreement provided for, among other things, (i) payment to Mr. Cataldo of $15,000 for consulting fees due for work performed for the month of June 2006 pursuant to that certain Director and Consulting Agreement dated January 29, 2005 by and between the Company and Mr. Cataldo (the “Consulting Agreement”),, (ii) reimbursement of Mr. Cataldo’s expenses incurred on behalf of the Company, (iii) issuances of $45,000 worth of shares of Common Stock on each of July 1, 2006, October 1, 2006, January 1, 2007, April 1, 2007, July 1, 2007 and October 1, 2007, as determined by a formula based on the then current fair market value of such shares, (iv) issuance of $15,000 worth of shares of Common Stock (together with the shares issuable pursuant to (iii) above, the “Common Shares”) on January 1, 2008, as determined by a formula based on the then current fair market value of such shares, (v) payment of director’s fees in shares of Common Stock due and not previously paid for attendance at board meetings up to the effective date of the Agreement,(vi) amendment of that certain Warrant to Purchase Common Stock dated August 1, 2005 issued by the Company to Mr. Cataldo for 2,000,000 shares of the Company’s Common Stock to provide full vesting and exercisability of 1,000,000 of such shares and the termination and cancellation of the right to purchase any of the remaining 1,000,000 of such shares, (vii) termination of the Consulting Agreement, (viii) execution by Mr. Cataldo of a general release of all claims, known and unknown, against the Company, and (ix) resignation by Mr. Cataldo as a director and consultant to the Company.

The Agreement shall be effective on August 1, 2006 unless terminated and rescinded prior to such date by Mr. Cataldo. Mr. Cataldo was also granted piggyback registration rights with respect to the Common Shares. The Company contemplates that the issuances of the Common Shares shall be exempt from registration by virtue of Section 4(2) of the Securities Act of 1933, as amended. The Amended and Restated Warrant shall remain exercisable until July 31, 2010 and the exercise price per share shall remain at $1.40. The shares underlying the Amended and Restated Warrant have been registered under the Company’s Registration Statement on Form SB-2 (SEC file number 134651) and were originally issued under an exemption from registration by virtue of Section 4(2) of the Securities Act of 1933, as amended.

The Consulting Agreement terminated pursuant to the Agreement provided for, among other things, (i) a grant of 50,000 options at an exercise price per share equal to $1.40 (as adjusted for a five-for-one reverse stock split), (ii) customary directors’ fees of $3,000 of common stock for board meeting attendance, (iii) a monthly consulting fee of $15,000 for a term of three years and a one time bonus of $150,000, and (iv) issuance of a warrant to purchase up to 2,000,000 shares of common stock at an exercise price of $1.40.

A copy of the Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. A copy of the Amended and Restated Warrant to Purchase Common Stock is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement

See the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 1.02.

Item 3.02.	Unregistered Sales of Equity Securities

See the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.02.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)	See the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 5.02.

Item 8.01.	Other Events.

On July 28, 2006, the Company issued a press release announcing Mr. Cataldo’s resignation from the board of directors. A copy of this press release is attached hereto as Exhibit 99.1. This summary is qualified in its entirety by reference to Exhibit 99.1 to this current report. The press release and the information therein are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description

10.1	Separation Agreement and Release dated July 25, 2006.

10.2	Amended and Restated Warrant to Purchase Common Stock issued to Anthony Cataldo dated July 25, 2006.

99.1	Press Release dated July 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTICELL TECHNOLOGIES, INC.

By:	/s/ Gerard A. Wills
Gerard A. Wills Senior Vice President, Finance and Chief Financial Officer

Date: July 28, 2006